Exhibit 16.1 to Form 8-K

August 4, 2004

Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C.  20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated August 6, 2004 of SpectraScience, Inc. and are in agreement with the statements contained in paragraphs one, two, and four on page 6 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                        /s/ Ernst & Young LLP
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